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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Colonial Realty Limited Partnership on Form S-3 as filed with the Securities and Exchange Commission on December 11, 1997, of our report, dated January 24, 1997, on our audits of the consolidated financial statements of Colonial Realty Limited Partnership as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which report is included in the Form 10-K. We also consent to the incorporation by reference in this registration statement on Form S-3 of our reports on the Historical Summaries of Revenues and Direct Operating Expenses of Acquired Properties - Riverchase Center Building 2100, Beechwood Shopping Center, Brookwood Mall, The Meadows at Trussville, and Proposed Office and Retail Merger, which reports are included in Form 8-K filed July 21, 1997, and the historical summaries of revenues and direct operating expenses of Acquired Properties - Georgia Malls, Mark Trace Apartments and the Retail Portfolio, all of which are included in the Company's Form 8-K filed December 10, 1997, and incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.



Birmingham, Alabama
December 11, 1997